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EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-44090 and No. 333-44320) of Hanmi Financial Corporation of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of Hanmi Financial Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 27, 2001